Exhibit 99.2

FOR IMMEDIATE RELEASE March 5, 2012	Investor and Media Contact: Whitney Finch Vice President of Investor Relations 813.421.7694 wfinch@walterinvestment.com

WALTER INVESTMENT MANAGEMENT CORP. ANNOUNCES

RECORD DATE FOR ANNUAL STOCKHOLDERS MEETING

(Tampa, Fla.) – Walter Investment Management Corp. (NYSE Amex: WAC) (“Walter Investment” or the “Company”) today announced that its Board of Directors has established March 23, 2012, as the record date for determining stockholders entitled to vote at the 2012 Annual Meeting of Stockholders. The meeting will be held on May 3, 2012 at the Grand Hyatt Tampa Bay in Tampa, Florida.

About Walter Investment Management Corp.

Walter Investment Management Corp. is an asset manager, mortgage servicer and mortgage portfolio owner specializing in less-than-prime, non-conforming and other credit-challenged mortgage assets. Based in Tampa, Fla., the Company has over 2,600 employees and services a diverse loan portfolio. For more information about Walter Investment Management Corp., please visit the Company’s website at www.walterinvestment.com.

3000 Bayport Drive, Suite 1100, Tampa, Florida 33607

813.421.7600 www.walterinvestment.com